UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2010

QuadraMed Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32283	52-1992861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12110 Sunset Hills Road, Suite 600, Reston, VA 20190

(Address of principal executive office and zip code)

(703) 709-2300

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENTS OF CERTAIN OFFICERS.	3

SIGNATURES		4

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On March 10, 2010, David L. Piazza, the Executive Vice President, Chief Financial Officer and Chief Operating Officer of QuadraMed Corporation (the “Company”), received a discretionary bonus in the amount of $45,000 in recognition of his 2009 performance. Such bonus was granted by and at the discretion of Duncan W. James, the Company’s President and Chief Executive Officer, based on the authorization given by the Compensation Committee of the Company’s Board of Directors to Mr. James to make discretionary bonus awards to Company personnel from a supplemental bonus pool. Such bonus was paid at the time of the Company’s payments to personnel in respect of the targets achieved under the 2009 Incentive Compensation Plan (the “2009 ICP”). A copy of the 2009 ICP was filed with the Commission on the Company’s Current Report on Form 8-K on May 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2010

QuadraMed Corporation

/s/ Duncan W. James
Duncan W. James President and Chief Executive Officer